QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.4

PROMISSORY NOTE

US $1,245,000.00	March , 2006

        FOR VALUE RECEIVED, GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation, qualified to do business in the State of Texas as "d/b/a GGS Seismic, Inc." ("Borrower") jointly and severally (if more than one) promises to pay to the order of AMEGY MORTGAGE COMPANY, L.L.C. d/b/a iCap Realty Advisors of Texas, a Texas limited liability company (together with any subsequent holder of this Note, the "Lender"), at 4576 Research Forest Drive, The Woodlands, Montgomery County, Texas 77381, or such other place as may be designated by written notice to Borrower from or on behalf of Lender the principal sum of ONE MILLION TWO HUNDRED FORTY-FIVE THOUSAND AND NO/100 DOLLARS (US $1,245,000.00), or so much thereof as may be advanced, with interest on the unpaid principal balance at the Applicable Interest Rate (hereinafter defined). Interest accruing under this Note shall be computed on the basis of a 360-day year and the actual number of days elapsed for any whole or partial month.

        As used in this Note, the following terms shall have the meanings set forth below:

        Applicable Interest Rate:    The lesser of (i) the Prime Interest Rate plus one percent (1.00%) per annum, not to be less than the Rate Floor, or (ii) the maximum interest rate which may be collected from Borrower under applicable law.

        Prime Interest Rate:    As published in The Wall Street Journal section "Money Rates", and being defined therein as "the base rate on corporate loans posted by at least 75% of the nation's 30 largest banks." If this section of The Wall Street Journal reflects more than one rate as being the domestic "Prime Rate", then the highest domestic rate shall be the Prime Interest Rate.

        Rate Adjustment Date:    The first day of each calendar month.

        First Payment Date:    April 1, 2006.

        Rate Floor:    Eight and three-quarters percent (8.75%) per annum.

        Scheduled Maturity Date:    March 1, 2008.

        1.     Computation of Interest; Payment of Principal and Interest.    Principal and interest shall be paid as follows:

          (a)   Commencing on the First Payment Date, and continuing on the first day of each and every successive month thereafter (each a "Payment Date") through and including the Payment Date immediately prior to the Scheduled Maturity Date, monthly payments of accrued interest only based on the Applicable Interest Rate (determined as of the immediately preceding Rate Adjustment Date) shall be due. All unpaid accrued interest and principal shall be due and payable on the Scheduled Maturity Date or on any earlier date on which the unpaid principal balance of this Note becomes due and payable, by acceleration or otherwise (the "Maturity Date").

          (b)   Interest shall accrue on the outstanding principal under this Note at the Applicable Interest Rate. Adjustments to the Applicable Interest Rate in connection with changes in the Prime Interest Rate shall be made on each Rate Adjustment Date, except that the initial Prime Interest Rate shall be determined by Lender as of the date of this Note; provided, however, the initial Prime Interest Rate and any adjustment that would result in the Applicable Interest Rate being less than the Rate Floor shall be limited to the Rate Floor. On each Rate Adjustment Date, Lender will obtain the Prime Interest Rate from The Wall Street Journal as of the close of business announced on the last business day of the month immediately preceding the Rate Adjustment Date. If The Wall Street Journal ceases publication or ceases to publish the Prime Interest Rate, Lender shall select a comparable publication to determine the Prime Interest Rate and provide notice thereof to Borrower. The use of Prime Interest Rate to determine the Applicable Interest

  Rate shall not be construed as a warranty or representation that the Prime Interest Rate is more favorable than another rate or index or that other loans may not be based on indices other than the Prime Interest Rate or that rates on loans may not be made below the Prime Interest Rate.

          (c)   Each payment due hereunder shall not be deemed received by Lender until received on a Business Day (as hereafter defined) in U.S. Dollars immediately available to Lender prior to 2:00 p.m. local time at the place then designated by Lender. Any payment received on a Business Day after the time established by the preceding sentence, shall be deemed to have been received on the immediately following Business Day for all purposes, including, without limitation, the accrual of interest on principal. Any regularly scheduled payment of interest that is received by Lender before the date it is due shall be deemed to have been received on the due date solely for the purpose of calculating interest due. For purposes of this Note, a "Business Day" means any day other than a Saturday, Sunday or any other day on which national banks in the Property Jurisdiction (hereafter defined) are not open for business.

          (d)   If Lender at any time determines, in its sole but reasonable discretion, that it has miscalculated the amount of the Applicable Interest Rate (whether because of a miscalculation of the Prime Interest Rate or otherwise), then Lender shall notify Borrower of the corrected amount of the monthly payment and Applicable Interest Rate, and (i) if the corrected Applicable Interest Rate represents an increase in the applicable monthly payment, Borrower shall, within ten (10) days thereafter, pay to Lender any sums that Borrower would have otherwise been obligated under this Note to pay to Lender had the amount of the Applicable Interest Rate not been miscalculated, or (ii) if the corrected amount of the Applicable Interest Rate results in an overpayment by Borrower to Lender, and no Event of Default (as hereafter defined) has then occurred, Lender shall thereafter pay to Borrower the sums that Borrower would not have otherwise been obligated to pay to Lender had the amount of the Applicable Interest Rate not been miscalculated or, at Lender's option, Lender may credit such amounts against Borrower's outstanding or ensuing payment obligations hereunder.

        2.     Application of Payments.    Payments under this Note shall be applied first to the payment of late fees and other costs and charges due in connection with this Note, then to the payment of accrued but unpaid interest as Lender determines in its sole discretion, and then to reduction of the outstanding principal balance (in inverse order of maturity whether or not then due), but such application shall not reduce the amount of the monthly installments required to be paid hereunder. Principal amounts repaid may not be reborrowed. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever. All funds for payment in full of this Note must be in the form of certified funds, preferably in the form of a certified check. Borrower agrees that in event payoff is to be by wire transfer, Borrower shall provide Lender notice prior to transferring the funds no later than the day of such wire transfer. In the event Borrower fails to notify Lender of such wire transfer, Borrower shall pay to Lender a penalty in the amount of $250.00. All funds for payoffs (whether by certified check or wire transfer) must be received by Lender no later than 1:00 p.m. (Lender's time).

        3.     Security.    The indebtedness evidenced by this Note (the "Indebtedness") is secured, among other things, by a deed of trust dated as of the date of this Note (the "Security Instrument"), and reference is made to the Security Instrument for other rights of Lender concerning the collateral for the Indebtedness. All documents other than this Note and the Security Instrument to or of which Lender is a party or a beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the Indebtedness, and all extensions, renewals and modifications thereof, are collectively referred to herein as the "Other Security Documents."

        4.     Event of Default and Acceleration.    The occurrence of any of the following shall constitute an event of default ("Event of Default") under this Note: (a) if any payment of principal and interest or any other payment required under this Note is not received by Lender on or before 15 days after the date such payment is due (except that no grace period is provided for the payment of principal and interest due on the Maturity Date); or (b) if any default should occur under this Note, the Security Instrument or any of the Other Security Documents which is not fully cured following any applicable notice and/or prior to the expiration of any applicable grace or cure period. If an Event of Default has occurred and is continuing, the entire unpaid principal balance, any accrued interest, the Prepayment Penalty, if any, and all other amounts payable under this Note, the Security Instrument and any Other Security Documents shall at once become due and payable, at the option of Lender, without any prior notice to Borrower. Lender may exercise this option to accelerate regardless of any prior forbearance. The remedies of Lender in this Note, the Security Instrument and the Other Security Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's sole discretion and as often as occasion therefor shall arise.

        5.     Late Charge.    If any monthly amount payable under this Note or under the Security Instrument or any Other Security Document is not received by Lender within 15 days after the amount is due Borrower shall pay to Lender, immediately and without demand by Lender, a late charge equal to 5 percent of such amount but in no event to exceed the maximum interest rate which may be collected from Borrower under applicable law. Borrower acknowledges that its failure to make timely payments will cause Lender to incur additional expenses in servicing and processing the Indebtedness, and that it is extremely difficult and impractical to determine those additional expenses. Borrower agrees that the late charge payable pursuant to this Paragraph represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional expenses Lender will incur by reason of such late payment. The late charge is payable in addition to, and not in lieu of, any interest payable at the Default Rate pursuant to Paragraph 6.

        6.     Default Rate.    Upon the occurrence of an Event of Default, interest under this Note shall accrue on the unpaid principal balance from the earlier of the due date of the first unpaid monthly installment or other payment due, as applicable, at a rate (the "Default Rate") equal to eighteen percent (18%) per annum. If the unpaid principal balance and all accrued interest are not paid in full on the Maturity Date, the unpaid principal balance and all accrued interest shall bear interest from the Maturity Date at the Default Rate. Borrower also acknowledges that a delinquent payment or the occurrence of an Event of Default will materially increase Lender's risk and/or cause Lender to incur additional expenses in servicing and processing the Indebtedness arising from its loss of the use of the money due, and that it is extremely difficult and impractical to determine those additional risks, costs and expenses. Borrower agrees that the increase in the rate of interest payable under this Note to the Default Rate represents a fair and reasonable estimate, taking into account all circumstances existing on the date of this Note, of the additional costs and expenses Lender will incur by reason of an Event of Default and the additional compensation Lender is entitled to receive for the increased risks of any nonpayment associated therewith.

        7.     [This Section intentionally left blank.]

        8.     Voluntary and Involuntary Prepayments.    Borrower shall have the right to prepay all or any portion of the Indebtedness without notice, penalty or premium.

        9.     [This section intentionally left blank.]

        10.   Costs and Expenses; Judgment Interest.    Borrower shall pay on demand all reasonable expenses and costs, including fees and out-of-pocket expenses of attorneys and expert witnesses and costs of investigation, incurred by Lender as a result of any default under this Note or in connection with efforts to collect any amount due under this Note, or to enforce the provisions of the Security Instrument or any of the Other Security Documents, including those incurred in post-judgment collection efforts and in any bankruptcy proceeding (including any action for relief from the automatic stay of any bankruptcy proceeding) or judicial or non-judicial foreclosure proceeding. Interest shall accrue on any judgment obtained by Lender in connection with the enforcement or collection of this Note until such judgment amount is paid in full at a rate equal to the greater of (a) the Default Rate or (b) the legal rate applicable to judgments within such jurisdiction; provided, however, that interest shall not accrue at a rate in excess of the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law.

        11.   Forbearance.    Any forbearance by Lender in exercising any right or remedy under this Note, the Security Instrument, or any Other Security Document or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of that or any other right or remedy. The acceptance by Lender of any payment after the due date of such payment, or in an amount which is less than the required payment, shall not be a waiver of Lender's right to require prompt payment when due of all other payments or to exercise any right or remedy with respect to any failure to make prompt payment or constitute or be deemed to constitute either a waiver of the unpaid amounts, an accord and satisfaction, or a novation of this Note. Enforcement by Lender of any security for Borrower's obligations under this Note shall not constitute an election by Lender of remedies so as to preclude the exercise of any other right or remedy available to Lender. Lender may release any guarantor, surety or indemnitor of this Note from liability, in every instance without the consent of Borrower hereunder and without waiving any rights which Lender may have hereunder or under the Security Instrument or any of the Other Security Documents or under applicable law or in equity.

        12.   Waivers.    Except for those notices required of Lender under the Security Instrument, presentment, demand, notice of dishonor, protest, notice of acceleration, notice of intent to demand or accelerate payment or maturity, presentment for payment, notice of nonpayment, grace, and diligence in collecting the Indebtedness are waived by Borrower, and all endorsers and guarantors of this Note and all other third party obligors. Borrower, for itself and all others who may become liable for payment of all or any part of the Indebtedness, hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to party and property (real and personal), against the enforcement and collection of the Indebtedness.

        13.   Loan Charges.    Lender does not intend to contract for, charge or receive more than the maximum rate of interest that is permissible under applicable state or federal law for the type of loan evidenced by this Note and the Other Security Documents. To prevent such an occurrence, Lender and Borrower agree that all amounts of interest, whenever contracted for, charged or received by Lender, with respect to the loan of money evidenced by this Note, shall be spread, prorated or allocated over the full period of time this Note is unpaid, including the period of any renewal or extension of this Note. If demand for payment of this Note is made by Lender prior to the full stated term, the total amount of interest contracted for, charged or received to the time of such demand shall be spread, prorated or allocated along with any interest thereafter accruing over the full period of time that this Note thereafter remains unpaid for the purpose of determining if such interest exceeds the maximum lawful amount. At maturity (including maturity due to Lender's acceleration of this Note) or on earlier final payment of this Note, Lender shall compute the total amount of interest that has been contracted for, charged or received by Lender or payable by Borrower under this Note and compare such amount to the maximum lawful amount that could have been contracted for, charged or received by Lender. If such computation reflects that the total amount of interest that has been contracted for, charged or received by Lender or payable by Borrower exceeds the maximum lawful amount, then Lender shall apply such excess to the reduction of the principal balance and not to the payment of interest; or if such excess interest exceeds the unpaid balance, such excess shall be refunded to Borrower. This provision concerning the crediting or refund of excess interest shall control and take precedence over all other agreements between Borrower and Lender so that under no circumstances shall the total interest contracted for, charged or received by Lender exceed the maximum lawful rate or the maximum lawful amount.

        14.   Counting of Days; Time of Essence.    Except where otherwise specifically provided, any reference in this Note to a period of "days" means calendar days, not Business Days. Time is of the essence with respect to all provisions of this Note.

        15.   Negotiable Instrument.    Borrower agrees that this Note shall be deemed a negotiable instrument, even though this Note, absent this paragraph, may not otherwise qualify as a negotiable instrument under applicable law.

        16.   Sale of Loan by Lender.    Lender shall have the right to transfer, sell or assign this Note, the Security Instrument and the Other Security Documents, and the obligations of Borrower hereunder.

        17.   Notices.    All notices, demands and other communications required or permitted to be given by Lender to Borrower pursuant to this Note shall be given in accordance with Article 16.1 of the Security Instrument.

        18.   Captions, Etc.    The captions of the paragraphs of this Note are for convenience only and shall be disregarded in construing this Note. This Note, together with the Security Instrument and the Other Security Documents, contain the entire agreement between Borrower and Lender relating to the subject matter thereof, and supercede all prior discussions and agreements (oral or written) which are not contained therein. Neither this Note nor the Security Instrument or any of the Other Security Documents may be changed, waived, supplemented, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement thereof is sought and then only to the extent expressly set forth in such writing. Any provision of this Note, the Security Instrument or the Other Security Documents which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        19.   Governing Law.    This Note shall be governed by the law of the jurisdiction in which the real property encumbered by the Security Instrument is located (the "Property Jurisdiction"), without giving effect to its conflict of laws rules.

        20.   Principal Advances.    Principal in the amount of $1,208.622.00 has been advanced at closing of the loan evidenced by this Note as a portion of the purchase price for the land covered by the Security Instrument. The remaining principal shall be either funded at closing for closing costs or funded for other pre-development costs approved by Lender.

        IN WITNESS WHEREOF, Borrower has signed or has caused to be signed by its duly authorized representative effective as of the date first stated above.

BORROWER:
GLOBAL GEOPHYSICAL SERVICES, INC., a Delaware corporation
By:
Craig Lindberg, Sr. Vice President & Chief Financial Officer
Borrower's Social Security/Federal Employer ID Number

QuickLinks

  Exhibit 10.4
PROMISSORY NOTE